SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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ORTHODONTIC CENTERS OF AMERICA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3850 N. Causeway Boulevard

Suite 800
Metairie, Louisiana 70002

April 29, 2003

To the Stockholders of

Orthodontic Centers of America, Inc.:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Orthodontic Centers of America, Inc., to be held on Thursday, May 22, 2003, at 10:00 a.m. (Central Time) in our corporate offices at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana.

      Whether or not you plan to attend the Annual Meeting, please vote your proxy by (1) the Internet, (2) touch-tone telephone or (3) completing, signing, dating and returning the enclosed proxy card, as soon as possible so that your vote will be recorded. If you attend the Annual Meeting and desire to vote your shares personally, you may withdraw your proxy and vote your shares at any time before the proxy is exercised.

      The attached Proxy Statement and the enclosed Annual Report to Stockholders contain important information about your company and the matters to be addressed at the Annual Meeting. We encourage you to read them.

      We look forward to seeing you in Metairie, Louisiana at this year’s Annual Meeting.

Sincerely,

Bartholomew F. Palmisano, Sr.
Chairman of the Board, President and
Chief Executive Officer

IMPORTANT:

PLEASE VOTE YOUR PROXY BY THE INTERNET, TOUCH-TONE TELEPHONE OR

COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND
RETURNING IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

3850 N. Causeway Boulevard

Suite 800
Metairie, Louisiana 70002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 22, 2003

To the Stockholders of

Orthodontic Centers of America, Inc.:

      The Annual Meeting of Stockholders of Orthodontic Centers of America, Inc. will be held on Thursday, May 22, 2003, at 10:00 a.m. (Central Time) in our corporate offices at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana for the following purposes:

(1) To elect three nominees as Class III directors;

(2) To approve an amendment of our 1994 Incentive Stock Plan;

(3) To approve an amendment and restatement of our 1994 Non-Qualified Stock Option Plan for Non-Employee Directors;

(4) To ratify the appointment of the accounting firm of Ernst & Young LLP as independent auditors of OCA and its subsidiaries for the year ending December 31, 2003; and

(5) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 28, 2003 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By order of the Board of Directors,

Bartholomew F. Palmisano, Jr.
Chief Operating Officer and Corporate Secretary

Metairie, Louisiana

April 29, 2003

IMPORTANT:

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE. YOU MAY VOTE YOUR PROXY BY THE INTERNET, TOUCH-TONE TELEPHONE OR COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

3850 N. Causeway Boulevard

Suite 800
Metairie, Louisiana 70002

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Orthodontic Centers of America, Inc. (“OCA,” “we” or “our”), to be voted at the Annual Meeting of Stockholders and at any adjournment thereof, to be held in our corporate offices at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana, on Thursday, May 22, 2003 at 10:00 a.m. (Central Time) for the purposes described in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy card are first being mailed or given to our stockholders on or about April 29, 2003.

      If the enclosed proxy card is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted:

•	FOR the election as Class III directors of the nominees listed on the proxy card and described in this Proxy Statement,

•	FOR approval of the amendment of our 1994 Incentive Stock Plan,

•	FOR approval of the amendment and restatement of our 1994 Non-Qualified Stock Option Plan for Non-Employee Directors,

•	FOR ratification of the appointment of the accounting firm of Ernst & Young LLP as independent auditors of OCA and its subsidiaries for the year ending December 31, 2003, and

•	In accordance with the recommendations of our Board of Directors on any other proposal that may properly come before the Annual Meeting.

      The persons named as proxies in the enclosed form of proxy card were selected by our Board of Directors.

      Stockholders are encouraged to vote their proxies by (1) the Internet, (2) touch-tone telephone or (3) completing, signing, dating and returning the enclosed proxy card, but NOT by more than one method. If you do vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Pursuant to the Delaware General Corporation Law and our governing documents, a proxy voted by the Internet or by touch-tone telephone has the same validity as one voted by mail. To vote by the Internet or by touch-tone telephone, you need to follow the instructions on the enclosed proxy card.

      Stockholders who sign proxies have the right to revoke them at any time before they are voted by providing written notice to our Corporate Secretary or delivering a valid, later dated proxy. The giving of the proxy will not affect the right of any stockholder to attend the Annual Meeting and vote in person.

      The close of business on March 28, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 28, 2003, we had authorized 100,000,000 shares of Common Stock, $.01 par value per share, of which approximately 50,225,000 shares were outstanding and entitled to vote. The Common Stock is our only class of voting stock with shares outstanding.

PROPOSAL 1:

ELECTION OF DIRECTORS

Introduction

      In accordance with our Restated Certificate of Incorporation and Bylaws, the Board of Directors has divided the current Board of Directors into three classes, with each class consisting of three directors. One class of directors is elected each year for a term of three years. A director of the company is elected by the affirmative vote of a plurality of the votes present or represented at the Annual Meeting and entitled to vote. Our Restated Certificate of Incorporation does not provide for cumulative voting and, accordingly, each stockholder may cast one vote per share for each nominee.

      Unless a proxy specifies otherwise, the persons named as proxies in the enclosed form of proxy card will vote the shares for the nominees listed below. Should a nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

Class III Nominees

      The term of each of our current Class III directors, Bartholomew F. Palmisano, Sr., Dr. Hector M. Bush and Dr. Jack P. Devereux, Jr., expires at the Annual Meeting. The Board of Directors has nominated Mr. Palmisano, Dr. Bush and Dr. Devereux for election at the Annual Meeting as Class III directors to serve until our Annual Meeting of Stockholders in 2006 and until their respective successors have been elected and qualified. Mr. Palmisano, Dr. Bush and Dr. Devereux have each consented to be a candidate and to serve as a director, if elected.

      The following table shows the names, ages and principal occupations of each of the Class III nominees and the year in which each was first elected to our Board of Directors. The Board of Directors unanimously recommends that stockholders vote FOR election of the following nominees as Class III directors of OCA:

Name	Age	Principal Occupation	Director Since

Class III — Term Expiring in 2006
Bartholomew F. Palmisano, Sr.	56	Chairman of the Board of OCA (2001-Present); Chief Executive Officer of OCA (2000-Present); President of OCA (1999-Present); Co-Chief Executive Officer of OCA (1998-2000); Chief Financial Officer, Senior Vice President and Secretary of OCA (1994-1998)	1994
Hector M. Bush, D.M.D.	38	Orthodontist, Macon and Atlanta, Georgia (1994-Present)	2001
Jack P. Devereux, Jr., D.D.S., M.S.	45	Orthodontist, Slidell, Louisiana (1985-Present)	2001

Continuing Directors

      The persons named below will continue to serve as directors of OCA until the annual meeting of stockholders in the year indicated below and until their successors are elected and take office. Stockholders are not voting on the election of the Class I and Class II directors. The following table shows the names, ages and principal occupations of each continuing director and the year in which each was first elected to the Board of Directors.

Name	Age	Principal Occupation	Director Since

Class I — Term Expiring in 2004
Dennis J.L. Buchman, D.M.D., M.S.	50	Executive Vice President of OCA (2002-Present); Senior Vice President for Doctor Relations of OCA (2001-2002); Doctor Liaison of OCA (2000-2001); Orthodontist, Jacksonville, Florida (1979-2000)	2001
John J. Sheridan, D.D.S., M.S.D.	71	Professor Emeritus of Orthodontics, Louisiana State University (1996- Present)	2001
David W. Vignes	43	Private Consultant, Metairie, Louisiana (2001-Present); Partner, Vignes & Macaluso, CPAs, Metairie, Louisiana (1991-2001)	2001
Class II — Term Expiring in 2005
Ashton J. Ryan, Jr.	55	President and Chief Executive Officer, FirsTrust Corp. and First Bank and Trust, New Orleans, Louisiana (1998-Present); Senior Executive Vice President, First Commerce Corporation, New Orleans, Louisiana (1995-1998)	1996
W. Dennis Summers	54	Attorney, McGuireWoods LLP, Atlanta, Georgia (1999-2000; 2001-Present); President, OrthAlliance, Inc., which became a subsidiary of OCA on November 9, 2001 (2000-2003); Chairman, OrthAlliance, Inc. (1999- 2001); Interim Chief Executive Officer, OrthAlliance, Inc. (2000-2001); Attorney, Roberts, Isaf & Summers, P.C. (1994-1999)	2001
Edward J. Walters, Jr.	56	Attorney, Moore, Walters, Thompson, Hoover, Thomas, Papillion & Cullens, A Professional Corporation, Baton Rouge, Louisiana (1976-Present)	1994

      Except as indicated above, the nominees and continuing directors have had the principal occupations indicated for more than five years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” EACH OF THE CLASS III NOMINEES.

Meetings of the Board of Directors and Committees

      During 2002, the Board of Directors held four regularly scheduled meetings and no special meetings. Each director attended at least 75% of the meetings of the Board of Directors and committees on which such director served during the period for which he was a director and/or served on the committee, except Dr. Hector M. Bush, who attended 50% of the meetings.

      The Board of Directors has established the following standing committees:

      The Executive Committee is authorized to act on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of OCA except those matters that cannot by law be delegated by the Board of Directors. The Executive Committee is currently comprised of Mr. Palmisano, Dr. Buchman and Dr. Devereux. The Executive Committee held four meetings during 2002.

      The Audit Committee selects, engages, oversees, evaluates and determines the compensation of a firm of independent certified public accountants whose duty it is to audit the books and accounts of OCA and its subsidiaries. The independent auditors report directly to the Audit Committee. The Audit Committee confers with the auditors and determines the scope of the auditing of the books and accounts of OCA and its subsidiaries. The Audit Committee is currently comprised of Messrs. Ryan, Walters and Vignes. The Audit Committee held four meetings during 2002.

      The Compensation Committee establishes a general compensation policy for OCA and has the responsibility for the approval of increases in directors’ fees and in salaries paid to our executive officers and senior employees. The Compensation Committee also possesses all of the powers of administration under all of our employee benefit plans, including stock option plans, incentive programs, retirement plans and stock purchase plans. The Compensation Committee is authorized to determine, subject to the provisions of our plans, the directors, officers and employees of OCA eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee is currently comprised of Mr. Walters, Dr. Sheridan and Mr. Vignes. The Compensation Committee held one meeting during 2002.

      The Board of Directors currently has no standing nominating committee.

Compensation of Directors

      Our directors are paid compensation of $6,250 per quarter. All directors receive reimbursement for necessary travel expenses incurred in attending Board of Directors or committee meetings.

      The Orthodontic Centers of America, Inc. 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the “Directors Plan”) currently provides for the grant of options to purchase 2,400 shares of our Common Stock on January 1 of each year to each non-employee director of OCA. The exercise price under these options is equal to the fair market value of the Common Stock on the date of grant. Granted options become exercisable in four equal annual installments beginning two years after the date of grant and expire 10 years after the date of grant, unless canceled sooner due to termination of service or death. At March 31, 2003, options to purchase an aggregate of 64,800 shares of our Common Stock were outstanding under the Directors Plan, of which 17,400 were exercisable. At the Annual Meeting, we propose to amend and restate the Directors Plan, as described below.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of the outstanding shares of our Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. These officers, directors and stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. There are specific dates by which these reports are to be filed, and we are required to report in this Proxy Statement any failure to file reports as required for 2002.

      Based solely upon our review of the copies of reports furnished to us and written representations from certain of our directors and executive officers that no other reports were required, we believe that all Section 16(a) reporting and filing requirements relating to ownership of our Common Stock were complied with for 2002.

PROPOSAL 2:

APPROVAL OF AMENDMENT TO THE 1994 INCENTIVE STOCK PLAN

      Our Board of Directors has adopted an amendment to our 1994 Incentive Stock Plan, as amended and restated (the “Incentive Plan”), subject to the approval of our stockholders. If the amendment of the Incentive Plan is approved by our stockholders at the Annual Meeting, it will become effective without further action in accordance with its terms and conditions. A summary of the provisions of the amendment follows. This summary is qualified in its entirety by reference to the full text of the amendment, which is attached to this Proxy Statement as Appendix A.

Purpose of Amendment to the Incentive Plan

      We are asking you to approve the amendment to the Incentive Plan primarily to authorize us to issue an additional 1.0 million shares of our Common Stock under the Incentive Plan, as well as to provide us with greater flexibility in the administration of the Incentive Plan. Prior to the amendment of the Incentive Plan, a total of 3.4 million shares of Common Stock had been reserved for issuance under the Incentive Plan. As of March 31, 2003, all of these shares are either subject to outstanding options under the Incentive Plan or have already been issued upon exercise of options granted under the Incentive Plan. Accordingly, without the increase in authorized shares, we would be extremely limited in our ability to grant additional stock options to our existing or future employees.

      The Incentive Plan is intended to increase stockholder value and our success by encouraging outstanding performance by our employees and others who perform services on our behalf. Without your approval of the amendment, we will be severely hampered in our ability to provide incentives to our employees and others who perform services on our behalf through granting awards under the Incentive Plan. During the last three fiscal years, we have granted options to purchase an average of approximately 339,000 shares of our Common Stock per year under the Incentive Plan. Based on these grants, we currently anticipate that the additional 1.0 million shares authorized under the amendment would be sufficient for us to grant options under the Incentive Plan during the next three years. Additionally, most of the options that are outstanding under the Incentive Plan are significantly “out of the money” or “underwater.” The average exercise price of options outstanding under the Incentive Plan is approximately $14.72 per share, which is well above the current market price of our Common Stock.

Offsetting Reduction in “Overhang”

      While we are asking you to increase the number of shares of our Common Stock that may be issued under the Incentive Plan, our Board of Directors recently acted to reduce the number of shares available for issuance under our other option plans by 1.0 million shares. First, our Board of Directors recently amended our 1995 Restricted Stock Option Plan to reduce by 800,000 shares the total number of shares of our Common Stock that may be issued under that plan. Also, our Board of Directors recently adopted an amendment to the Directors Plan that, among other things, reduces by 200,000 shares the total number of shares of our Common Stock that may be issued under the Directors Plan. You are also being asked to approve the amendment to the Directors Plan at the Annual Meeting.

Description of Amendment to the Incentive Plan

      The material terms of the amendment to the Incentive Plan are as follows:

      Increase in Shares. Under the amendment, an additional 1.0 million shares of our Common Stock will be available for issuance. Without this increase, we are extremely limited in our ability to grant stock options to our existing or future employees. Our Board of Directors believes that options are an essential part of our compensation program and provide meaningful inducements to employees to contribute to our growth and financial performance. The Incentive Plan has been a useful tool in achieving our business development goals by helping to attract and retain highly qualified employees. We believe that granting additional options is necessary in the current economic environment to attract and retain qualified individuals.

      Authority to Grant Options. Delaware corporate law recently was amended to permit a company’s board of directors to delegate authority to grant stock options in certain circumstances. The amendment to the Incentive Plan provides for this delegation, which we believe will provide greater flexibility in the administration of the Incentive Plan. Under the amendment, the Compensation Committee may delegate authority to our Chief Executive Officer to grant options to purchase a specified maximum number of shares of our Common Stock to employees who are not directors or executive officers of OCA. The Compensation Committee must provide written authorization for these grants. This written authorization must specify the maximum aggregate number of shares of our Common Stock that may be issued under options granted by our Chief Executive Officer, the vesting schedule for each such award and the exercise price for each such award (or the formula or method for determining such exercise price). All grants must be consistent with the Incentive Plan and the written authorization of the Compensation Committee.

General Description of the Incentive Plan

      The purpose of the Incentive Plan is to provide a performance incentive to employees and others who perform services that increase stockholder value and our success. The Compensation Committee is authorized to administer the Incentive Plan and to grant awards to our employees and to certain others who provide significant services on our behalf. The Incentive Plan was designed to comply with Rule 16b-3 under the Securities Exchange Act of 1934.

      The Incentive Plan permits awards of (1) incentive stock options (“ISOs”) described in Section 422 of the Internal Revenue Code, (2) non-qualified stock options that are not qualified under the Internal Revenue Code (“NQSOs”) and (3) shares of our Common Stock that are subject to restrictions on transfer and/or risk of forfeiture. ISOs may be granted only to our employees. As of December 31, 2002, we employed 3,335 persons in the United States and 249 persons outside the United States. The Incentive Plan will continue indefinitely until terminated by our Board of Directors.

      The Compensation Committee currently determines which individuals are to receive awards under the Incentive Plan, the type of award to be granted (i.e., ISOs, NQSOs or restricted stock) and the exercise prices and vesting dates of each award. The exercise price of ISOs may not be less than the fair market value of our Common Stock on the date of grant. The aggregate fair market value of our Common Stock with regard to which ISOs are exercisable by an individual for the first time during any calendar year may not exceed $100,000. ISOs must expire on the earlier to occur of ten years from the date the ISOs were granted, or three months after termination of employment (one year in the case of death or disability). Additional limitations apply to ISOs granted to individuals who own more than 10% of the total outstanding shares of our Common Stock. These and other terms are generally set forth in a written agreement between us and the individual receiving the award.

      As of March 31, 2003, we had options outstanding to purchase approximately 2,035,000 shares of our Common Stock under the Incentive Plan, and we have previously issued approximately 1,542,000 shares of our Common Stock upon exercise of options granted under the Incentive Plan. No restricted stock has been awarded under the Incentive Plan. Based on the closing sale price of our Common Stock reported on the New York Stock Exchange on March 31, 2003, the aggregate market value of the approximately 2,035,000 shares of Common Stock currently underlying outstanding options granted under the Incentive Plan was approximately $10.6 million.

      Once an option has become exercisable, the individual may purchase shares of our Common Stock from us by paying the exercise price in cash or in other consideration, including shares of our Common Stock, acceptable to the Compensation Committee. Subject to limitations on “golden parachute” payments described in Sections 280G and 4999 of the Internal Revenue Code, awards under the Incentive Plan become fully vested upon the occurrence of a merger or certain other corporate events in which the control of OCA is changed.

      The amount of any award under the Incentive Plan is subject to the discretion of the Compensation Committee and, therefore, cannot be determined in advance. Similarly, the dollar value of such awards cannot be determined prior to their grant. The table below provides information for 2002 regarding the dollar value and the number of shares of Common Stock underlying options granted under the Incentive Plan during 2002:

1994 Incentive Stock Plan Benefits

	Dollar Value of
	Shares	Number of Shares
	Underlying	Underlying
Name and Position	Stock Options (1) (2)	Stock Options (1)

Bartholomew F. Palmisano, Sr., Chairman of the Board, President and Chief Executive Officer	—	96,365
Bartholomew F. Palmisano, Jr., Chief Operating Officer	—	—
Dennis J.L. Buchman, Executive Vice President	—	20,449
John C. Glover, Former Chief Financial Officer	—	10,000
Executive Officer Group (4 persons)	—	135,506
Non-Executive Director Group (7 persons)	—	9,219
Non-Executive Officer Employee Group (12 persons)	—	49,500

(1)	Based on the number of shares of our Common Stock subject to options granted under the Incentive Plan during 2002 to the relevant person or group.

(2)	Based on the closing sale price of our Common Stock of $5.21 per share as reported on the New York Stock Exchange on March 31, 2003, less the exercise price of the options. The actual value of these options, if any, will depend on the market price of our Common Stock on the date or dates, if any, on which these options are exercised. As of March 31, 2003, all options granted under the Incentive Plan during 2002 were “out of the money” or “underwater.”

Federal Income Tax Consequences

      Tax consequences to us and to individuals receiving awards under the Incentive Plan will vary with the type of award. Generally, a participant will not recognize income upon the grant of an ISO, an NQSO or restricted stock under the Incentive Plan. An individual who exercises an ISO will not recognize income on its exercise if he or she does not sell the Common Stock acquired thereby for at least two years after the date of grant and one year after exercise. The exercise of an ISO does, however, give rise to an adjustment under the alternative minimum tax rules. Any gain or loss on the sale of the Common Stock after these statutory holding periods would be subject to capital gains treatment. The exercise price of the ISO is the basis for purposes of determining capital gains. Reduced capital gains rates apply if the Common Stock is held for at least five years after the date of exercise.

      An individual who disposes of the Common Stock before these statutory holding periods are satisfied will have engaged in a “disqualifying disposition” and will recognize ordinary compensation income on the difference between the exercise price of the ISO and the fair market value of the Common Stock at the time the ISO was exercised. The individual’s basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The individual will also be subject to tax on capital gain, if any, upon the sale of the Common Stock on the amount realized in excess of the basis.

      Upon exercise of a NQSO, the individual recognizes ordinary income on the difference between the fair market value of the Common Stock at exercise and the exercise price paid. For restricted stock, an individual will recognize ordinary income on the fair market value of the Common Stock at the time shares become vested, unless the individual makes an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. The individual is also subject to capital gains treatment on the difference, if any, between the fair market value of the Common Stock at exercise and the sale price upon the subsequent sale of the Common Stock acquired through an NQSO or restricted stock. For this purpose, the individual’s basis in the

Common Stock is its fair market value at the time the NQSO is exercised or the restricted stock becomes vested (or transferred, if an election under Section 83(b) is made).

      Generally, we are not entitled to a tax deduction upon the grant of an option, the exercise of an ISO or the granting of restricted stock under the Incentive Plan. We are entitled to take a tax deduction upon the exercise of a NQSO, the disqualifying disposition of an ISO, the vesting of restricted stock or the transfer of restricted stock if the individual makes an election under Section 83(b). The deduction is generally for the amount of ordinary income recognized by the individual.

Required Vote

      Approval of the amendment of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF THE AMENDMENT TO THE 1994 INCENTIVE STOCK PLAN.

PROPOSAL 3:

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE

1994 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

      The Board of Directors has adopted an amendment and restatement of our Directors Plan, subject to the approval of our stockholders. If the amendment and restatement of the Directors Plan is approved by our stockholders at the Annual Meeting, it will become effective without further action in accordance with its terms and conditions. A summary of the provisions of the amendment and restatement follows. This summary is qualified in its entirety by reference to the full text of the amendment and restatement, which is attached to this Proxy Statement as Appendix B.

Purpose of Amendment and Restatement of Directors Plan

      We are asking you to approve this amendment and restatement to reduce the number of shares of our Common Stock that we may issue under the Directors Plan, as well as to increase the number of shares that may be purchased under options granted to our non-employee directors each year. The primary purposes of the Directors Plan is to provide an incentive to enable us to attract and retain the services of experienced and highly-qualified individuals to serve as our directors, and to encourage stock ownership by such directors so that their interests are aligned with the interests of OCA and its stockholders.

Description of Changes to the Directors Plan

      The material terms of the changes effected by the amendment and the restatement of the Directors Plan are as follows:

      Reduction of Number of Shares Authorized. Under the Directors Plan, as amended and restated, we may issue a total of 400,000 shares of our Common Stock, a reduction of 200,000 shares from the number of shares initially authorized under the plan in 1994. As of March 31, 2003, a total of 75,000 shares of our Common Stock are either subject to outstanding options under the Directors Plan or have already been issued upon exercise of options granted under the Directors Plan.

      Annual Grants of Options. Under the Directors Plan, as amended and restated, each non-employee director will automatically receive an option to purchase 3,717 shares of our Common Stock immediately following each annual meeting of our stockholders after 2003. Currently, each non-employee director receives an option to purchase 2,400 shares automatically on January 1 of each year. During 2002, we engaged an independent compensation consulting firm to review our compensation arrangements, including the compensation of our directors. The compensation consulting firm noted that our directors were generally being compensated less than directors serving on the boards of directors of comparable companies. We have not increased the annual amount of options granted to each non-employee director since our initial public offering in 1994. We believe that granting additional options is necessary in the current economic environment to attract and retain the services of experienced and highly-qualified individuals to serve on our Board of Directors.

      Discretionary Grants. Under the Directors Plan, as amended and restated, the Compensation Committee may, from time to time and in its sole discretion, grant additional options to non-employee directors to purchase such number of shares of our Common Stock as determined by the Compensation Committee. The Compensation Committee currently does not have the ability to grant any additional options under the Directors Plan beyond the automatic annual grant. We believe that the Compensation Committee should have the ability to grant discretionary awards so that it will have the flexibility to continue to provide appropriate compensation to attract and retain the services of experienced and highly-qualified individuals to serve on our Board of Directors.

General Description of the Amended and Restated Directors Plan

      The Compensation Committee is authorized to administer the Directors Plan. Each member of our Board of Directors who is not employed by us or our subsidiaries is eligible to be granted options under the Directors Plan. As of March 31, 2003, we had seven non-employee directors eligible to be granted options under the Directors Plan. The Directors Plan, as amended and restated, provides for the automatic grant of options to purchase 3,717 shares of our Common Stock to each non-employee director who is elected to the Board of Directors or otherwise continues serving on the Board of Directors on the date of each annual meeting of the stockholders of OCA following 2003. The Compensation Committee also has the authority to grant additional options to non-employee directors under the Directors Plan to purchase such number of shares of our Common Stock as is determined by the Compensation Committee. Previously, the Directors Plan provided for the automatic grant of options to purchase 2,400 shares of our Common Stock to each non-employee director on January 1 of each year. The exercise price of options may not be less than the fair market value of our Common Stock on the date of grant. The amended and restated Directors Plan was designed to comply with Rule 16b-3 under the Securities Exchange Act of 1934 and will continue indefinitely until terminated by the Board of Directors.

      Once an option has become exercisable under the Directors Plan, the individual may purchase shares of our Common Stock from us by paying the exercise price in cash or in other consideration, including shares of Common Stock, acceptable to the Compensation Committee. The period within which each option may be exercised shall be the ten year period that begins with the date of grant of such option, unless sooner terminated. Each option is to be exercisable as to 25% of the shares of our Common Stock subject to the option beginning on the second anniversary of the date of grant, as to 50% of such shares of our Common Stock beginning on the third anniversary of the date of grant, as to 75% of such shares of our Common Stock beginning on the fourth anniversary of the date of grant and in full beginning on the fifth anniversary of the date of grant. Subject to limitations on “golden parachute” payments described in Sections 280G and 4999 of the Internal Revenue Code, options granted become fully vested upon the occurrence of a merger or certain other corporate events in which the control of OCA is changed. These and other terms are generally set forth in a written agreement between us and the individual receiving the award.

      As of March 31, 2003, we had options outstanding to purchase approximately 64,800 shares of Common Stock under the Directors Plan. Based on the closing sale price of the Common Stock reported on the New York Stock Exchange on March 31, 2003, the aggregate market value of the approximately 64,800 shares of Common Stock currently underlying outstanding options granted under the Directors Plan was approximately $338,000.

      The Directors Plan, as amended and restated, provides for the automatic annual grant of options to purchase 3,717 shares of our Common Stock to each non-employee director. However, the amount of any additional grants under the Directors Plan is subject to the discretion of the Compensation Committee and, therefore, cannot be determined in advance. Furthermore, the dollar value of both automatic and discretionary awards cannot be determined prior to their grant. The table below provides information about the dollar value and the number of shares of our Common Stock underlying options granted under the Directors Plan during 2002:

1994 Non-Qualified Stock Option Plan for Non-Employee Directors

	Dollar Value	Number of
	of Shares	Shares
	Underlying Stock	Underlying Stock
Name and Position	Options (1)	Options (1)

Bartholomew F. Palmisano, Sr., Chairman of the Board, President and Chief Executive Officer	—	—
Bartholomew F. Palmisano, Jr., Chief Operating Officer	—	—
Dennis J.L. Buchman, Executive Vice President	—	—
John C. Glover, Former Chief Financial Officer	—	—
Executive Officer Group (4 persons)	—	—
Non-Executive Director Group (7 persons)	— (2)	16,800
Non-Executive Officer Employee Group (12 persons)	—	—

(1)	Based on the number of shares of our Common Stock subject to options granted under the Directors Plan during 2002 to the relevant person or group.

(2)	Based on the closing sale price of our Common Stock of $5.21 per share as reported on the New York Stock Exchange on March 31, 2003, less the exercise price of the options. The actual value of these options, if any, will depend on the market price of our Common Stock on the date or dates, if any, on which these options are exercised. As of March 31, 2003, all options granted under the Directors Plan during 2002 were “out of the money” or “underwater.”

Federal Income Tax Consequences

      Generally, a non-employee director participating in the Directors Plan will not recognize income, and we are not entitled to take a deduction, upon the grant of an option under the plan. Upon the exercise of an option granted under the Directors Plan, the non-employee director recognizes ordinary income on the difference between the fair market value of the Common Stock at exercise and the exercise price paid under the option. The non-employee director also is subject to capital gains treatment on the difference, if any, between the fair market value of the Common Stock at exercise and the sale price upon the subsequent sale of the Common Stock acquired through an option. For this purpose, the non-employee’s basis in the Common Stock is its fair market value at the time the option is exercised.

      We generally are allowed to deduct from our taxable income an amount that corresponds to the ordinary income a non-employee director recognizes at the time an option is exercised.

Required Vote

      Approval of the amendment and restatement of the Directors Plan requires the affirmative vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
1994 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2002 with respect to compensation plans (including individual compensation arrangements) under which shares of our Common Stock are authorized for issuance.

			Number of shares
			remaining available for
	Number of shares to be	Weighted-average	future issuance under
	issued upon exercise of	exercise price of	equity compensation
Equity Compensation Plans:	outstanding options	outstanding options	plans (1)

Approved by security holders (2)	2,078,292	$15.81	539,400
Not approved by security holders (3)	627,004	$10.36	996,862

Total	2,705,296	$14.51	1,536,262

(1)	Excludes shares to be issued upon exercise of outstanding options. These amounts do not reflect a recent reduction of 800,000 and 200,000 in the number of shares of our Common Stock authorized for issuance under our 1995 Restricted Stock Option Plan and Directors Plan, respectively. The amounts also do not reflect the proposed increase in shares authorized for issuance under the Incentive Plan.

(2)	The plans that have been approved by our stockholders include the Incentive Plan and the Directors Plan.

(3)	The plans that have not been approved by our stockholders include the OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan, the OrthAlliance, Inc. 1999 Orthodontist Stock Option Plan and our 1995 Restricted Stock Option Plan, which are described below. The OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan and the OrthAlliance, Inc. 1999 Orthodontist Stock Option Plan were each approved by the stockholders of OrthAlliance, but have not been approved by our stockholders since we acquired OrthAlliance in November 2001. We do not intend to grant any additional options under the OrthAlliance plans.

      OrthAlliance Stock Option Plans. As a result of our acquisition of OrthAlliance in November 2001, holders of stock options granted under OrthAlliance’s stock option plans became eligible to exercise those options for shares of our Common Stock. The number of shares subject to those options, and their exercise price, were adjusted based on the exchange ratio in the merger of 0.10135. At December 31, 2002, options to purchase 9,817 shares of our Common Stock, based on the exchange ratio in the OrthAlliance merger, were outstanding under OrthAlliance’s 1999 Orthodontist Stock Option Plan, and options to purchase 8,849 shares of our Common Stock, based on the exchange ratio in the OrthAlliance merger, were outstanding under OrthAlliance’s 1997 Orthodontist Stock Option Plan. Options granted under OrthAlliance’s 1999 Orthodontist Stock Option Plan and 1997 Orthodontist Stock Option Plan vested at grant, are exercisable in whole or in installments and expire three years and five years, respectively, after the grant date. We do not intend to grant any additional options under these OrthAlliance plans.

      Restricted Stock Option Plan. We have reserved 1,200,000 shares of our Common Stock for issuance pursuant to options granted under our 1995 Restricted Stock Option Plan, reflecting a recent reduction of 800,000 shares previously authorized under the plan and included in the table above. Under this plan, options may be granted to orthodontists who own an affiliated practice which has a service or consulting agreement with us, at exercise prices not less than the fair market value of our Common Stock on the date of grant. Granted options generally become exercisable in four equal annual installments beginning two years after the date of grant and expire 10 years after the date of grant. At December 31, 2002, options to purchase 608,338 shares of our Common Stock were outstanding under this plan. We had issued 434,917 shares of our Common Stock upon exercise of options granted under this plan as of December 31, 2002.

      Information regarding OrthAlliance’s 1999 Orthodontist Stock Option Plan, OrthAlliance’s 1997 Orthodontist Stock Option Plan and our 1995 Restricted Stock Option Plan is incorporated herein by reference to “Note 9. Benefit Plans” included in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002.

PROPOSAL 4:

SELECTION OF AUDITORS

      The Audit Committee of the Board of Directors has selected the accounting firm of Ernst & Young LLP as independent auditors of OCA and its subsidiaries for the year ending December 31, 2003. This firm has served as our independent auditors since our incorporation in 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

      We have been billed the following fees for services rendered by Ernst & Young LLP for the year ended December 31, 2002:

Audit Fees	$290,000
Financial Information Systems Design and Implementation Fees	—
All Other Fees (including fees related to registration statements, SEC reports and the audit of our retirement plan)	627,573

      The Audit Committee has considered whether the provision of non-audit services to us by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

      The affirmative vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal is needed to ratify the appointment of Ernst & Young LLP as auditors of OCA and its subsidiaries for 2003. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS INDEPENDENT AUDITORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table provides information about ownership of shares of our Common Stock at March 31, 2003 by each of our directors and Named Executive Officers (as defined below) and by all of our directors and executive officers as a group. Unless otherwise indicated in a footnote to the following table, each of the stockholders listed below has sole voting and investment power with respect to the shares of our Common Stock shown as beneficially owned by them.

	Number of Shares	Percentage of Shares
Beneficial Owner	Beneficially Owned (1)	Beneficially Owned (1)

Bartholomew F. Palmisano, Sr. (2)	3,648,923	7.1%
Bartholomew F. Palmisano, Jr. (3)	766,955	1.5
Dennis J.L. Buchman, D.M.D., M.S. (4)	233,739	*
Hector M. Bush, D.M.D. (5)	12,954	*
Jack P. Devereux, Jr., D.D.S., M.S.	15,859	*
Ashton J. Ryan, Jr. (6)	24,800	*
John J. Sheridan, D.D.S., M.S.D. (7)	2,257	*
W. Dennis Summers (8)	26,522	*
David W. Vignes (9)	10,120	*
Edward J. Walters, Jr. (10)	20,000	*
John C. Glover	—	—
Executive officers and directors as a group (12 persons)	4,762,129	9.3

*	Less than 1%.

(1)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock subject to options held by that person which are exercisable as of March 31, 2003, or that will become exercisable within 60 days thereafter, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)	Includes options exercisable as of March 31, 2003, or that will become exercisable within 60 days thereafter, to purchase 872,469 shares of our Common Stock. Of the shares deemed beneficially owned by Mr. Palmisano, an aggregate of 707,016 shares are held in trusts, of which Bartholomew F. Palmisano, Jr. is co-trustee, for the benefit of each of Mr. Palmisano’s children. These shares are also included in the number of shares beneficially owned by Bartholomew F. Palmisano, Jr. Mr. Palmisano disclaims beneficial ownership of such shares.

(3)	Includes options exercisable as of March 31, 2003, or that will become exercisable within 60 days thereafter, to purchase 59,939 shares of our Common Stock. Of the shares deemed beneficially owned by Mr. Palmisano, an aggregate of 707,016 shares are held by Mr. Palmisano as co-trustee of trusts for the benefit of Mr. Palmisano and his siblings. These shares are also included in the number of shares beneficially owned by Bartholomew F. Palmisano, Sr. Mr. Palmisano disclaims beneficial ownership of such shares.

(4)	Includes options exercisable as of March 31, 2003, or that will become exercisable within 60 days thereafter, to purchase 183,010 shares of our Common Stock.

(5)	Includes options exercisable as of March 31, 2003, or that will become exercisable within 60 days thereafter, to purchase 12,954 shares of our Common Stock.

(6)	Includes options exercisable as of March 31, 2003, or that will become exercisable within 60 days thereafter, to purchase 8,400 shares of our Common Stock.

(7)	Includes options exercisable as of March 31, 2003, or that will become exercisable within 60 days thereafter, to purchase 2,257 shares of our Common Stock.

(8)	Includes options exercisable as of March 31, 2003, or that will become exercisable within 60 days thereafter, to purchase 26,522 shares of our Common Stock.

(9)	Of the shares deemed beneficially owned by Mr. Vignes, an aggregate of 3,520 shares are owned by a partnership in which Mr. Vignes owns a 20% interest.

(10)	Includes options exercisable as of March 31, 2003, or that will become exercisable within 60 days thereafter, to purchase 13,200 shares of our Common Stock. Of the shares deemed beneficially owned by Mr. Walters, 2,000 shares are held in trusts of which Mr. Walters is the trustee. Mr. Walters disclaims beneficial ownership of such shares.

      The following table provides information about ownership of shares of our Common Stock at March 31, 2003 by each person not listed in the table above that is known to us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated in a footnote to the following table, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

	Number of Shares		Percentage of Shares
Name and Address of Beneficial Owner	Beneficially Owned (1)		Beneficially Owned (1)

Kayne Anderson Rudnick Investment Management, LLC	3,479,694	(2)	6.9%
1800 Avenue of the Stars, Second Floor
Los Angeles, CA 90067
Reich & Tang Asset Management, LLC	2,600,000	(3)	5.2
600 Fifth Avenue
New York, NY 10020
Thomas W. Smith	6,928,620	(4)	13.8
323 Railroad Avenue
Greenwich, CT 06830
Thomas N. Tryforos	4,998,500	(4)	10.0
323 Railroad Avenue
Greenwich, CT 06830
Scott J. Vassalluzo	4,772,500	(4)	9.5
323 Railroad Avenue
Greenwich, CT 06830
Wasatch Advisors, Inc.	8,132,353		16.2
150 Social Hall Avenue
Salt Lake City, UT 84111

(1)	As disclosed in Schedule 13G or an amendment thereto filed with the SEC and, for Thomas W. Smith, as also disclosed in a Form 4 filed with the SEC.

(2)	Voting power is shared with respect to all of the 3,479,694 shares.

(3)	Voting power is shared with respect to all of the 2,600,000 shares.

(4)	Thomas W. Smith, Thomas N. Tryforos and Scott J. Vassalluzo share voting power and dispositive power with respect to 4,998,500 shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table reflects the compensation of each of our executive officers whose total annual compensation during 2002 exceeded $100,000 (collectively, the “Named Executive Officers”):

Summary Annual Compensation

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Options	Compensation

Bartholomew F. Palmisano, Sr.	2002	$230,000	$—	$—	96,365	$25,000	(1)
Chairman of the Board,	2001	210,573	—	—	92,648	20,250	(1)
President and Chief	2000	150,000	—	—	—	14,000	(1)
Executive Officer
Bartholomew F. Palmisano, Jr.	2002	$200,000	$—	$—	—	$600	(2)
Chief Operating Officer	2001	176,746	—	—	18,692	600	(2)
	2000	116,000	—	—	—	600	(2)
Dennis J.L. Buchman, D.M.D., M.S.	2002	$135,000	$—	$—	20,449	$25,600	(1)(2)
Executive Vice President	2001	107,308	—	—	—	6,850	(1)(2)
	2000	93,808	—	—	—	600	(2)
John C. Glover	2002	$209,231	$45,000	$—	10,000	$28,192	(3)
Former Chief Financial	2001	135,962	45,000	—	18,692	—
Officer	2000	109,231	40,000	—	52,648	—

(1)	Represents fees received for serving on our Board of Directors.

(2)	Represents contributions by us under our 401(k) retirement plan.

(3)	Represents $20,000 of debt forgiven on December 31, 2002 and $8,192 for accrued vacation and other benefits in connection with Mr. Glover’s separation from OCA.

Stock Option Grants and Exercises

      The following table provides certain information about stock options exercised by, and granted to, the Named Executive Officers in 2002. We granted no stock appreciation rights in 2002.

Option Grants In Last Fiscal Year

						Potential Realizable Value at
	Number of		Percent of			Assumed Annual Rates of
	Securities		Total Options			Stock Price Appreciation for
	Underlying		Granted to	Exercise or		Option Term (3)
	Options		Employees in	Base Price	Expiration
Name	Granted		Fiscal Year (1)	Per Share (2)	Date	5%	10%

Bartholomew F. Palmisano, Sr.	2,400	(4)	1%	$30.50	1/1/12	$46,035	$116,662
	1,317	(4)	1	25.85	1/31/12	21,410	54,258
	92,648	(4)	39	27.04	4/25/12	1,575,508	3,992,647

Bartholomew F. Palmisano, Jr.	—		—%	$—	—	$—	$—

Dennis J.L. Buchman, D.M.D., M.S.	2,400	(4)	1%	$30.50	1/1/12	$46,035	$116,662
	1,317	(4)	1	25.85	1/31/12	21,410	54,258
	16,732	(4)	7	23.83	2/5/12	250,755	635,463

John C. Glover	10,000	(5)	4%	$11.76	11/21/12	$73,958	$187,424

(1)	Based on the grant of options to purchase a total of 238,705 shares of our Common Stock.

(2)	Represents the fair market value of our Common Stock on the date of grant. The exercise price is payable in cash, by delivery of shares of our Common Stock acquired at least six months prior to the exercise of the options, or in other consideration acceptable to the Compensation Committee.

(3)	Represents hypothetical gains that could be achieved with respect to the grants of options if the options were to be exercised at the end of the option term, based upon assumed rates of appreciation in the market price of our Common Stock of 5% and 10%, compounded annually from the date of grant to the expiration date. Actual gains, if any, could vary and will depend upon the actual date or dates, if any, on which the options are exercised and the actual rates of appreciation, if any, in the price of our Common Stock.

(4)	These options become exercisable in four equal annual installments beginning on the second anniversary of the date of grant. In the event of death or disability, the options terminate one year after death or disability. In the event we cease to employ an employee, the options held by that employee terminate in three months. In the event of a change in control of OCA, all outstanding options become fully vested and immediately exercisable.

(5)	Represents options granted in connection with Mr. Glover’s separation from OCA. These options will become exercisable on October 9, 2004 if Mr. Glover has not materially breached the terms of his separation agreement prior to the date of exercise of these options and will terminate if Mr. Glover breaches the separation agreement.

Stock Options Exercised and Year-End Values

      The following table provides certain information, for the Named Executive Officers, about stock options exercised during 2002 and options unexercised at December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised In-
			Underlying Unexercised		the-Money Options at
	Shares		Options at Fiscal Year-End		Fiscal Year End (1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Bartholomew F. Palmisano, Sr.	—	$—	872,469	281,661	$—	$—
Bartholomew F. Palmisano, Jr.	—	—	54,285	72,806	274,627	—
Dennis J.L. Buchman, D.M.D., M.S.	—	—	162,647	59,562	865,601	5,097
John C. Glover	—	—	46,349	35,192	—	—

(1)	Based on the closing price per share of our Common Stock of $10.91 on December 31, 2002, as reported on the New York Stock Exchange, less the exercise price of the options.

Employment Contracts and Change-in-Control Arrangements

      We entered into an employment agreement with Bartholomew F. Palmisano, Sr., our Chairman of the Board, President and Chief Executive Officer, effective as of November 21, 1994. The employment agreement provides for a term of three years, which is automatically extended each year for an additional year. Mr. Palmisano has agreed not to compete with us during the term of his employment agreement and for a period of two years thereafter. Under his employment agreement, Mr. Palmisano is to receive an annual base salary of at least $150,000, subject to cost of living adjustments and annual increases in the discretion of the Compensation Committee of the Board of Directors, and is entitled to participate in our stock option plans and other benefit programs generally available to our executive officers. In addition, Mr. Palmisano is entitled to receive an annual bonus in the discretion of the Compensation Committee.

      If we terminate the employment of Mr. Palmisano without “cause,” as defined in his employment agreement, Mr. Palmisano is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to him by us would immediately vest. In addition, he is to receive continued payment of his annual base salary for a period of three years (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to him during the two years prior to such termination. Mr. Palmisano may elect to receive a lump sum amount equal to the present value of such severance payments, but not less than two times his annual base salary.

      If Mr. Palmisano terminates his employment upon a “change of control” of OCA, as defined in his employment agreement, Mr. Palmisano is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to him by us would immediately vest. In addition, he is to receive continued payment of his annual base salary for the remainder of the term of his employment agreement (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to him during the two years prior to such termination. Mr. Palmisano may elect to receive a lump sum amount equal to the present value of such severance payments, but not less than three times his annual base salary. Severance payments to Mr. Palmisano upon a change of control may not, however, exceed the maximum amount that we may deduct for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee of the Board of Directors during 2002 were Edward J. Walters, Jr., Dr. John J. Sheridan and David W. Vignes. No member of the Compensation Committee has ever served as an officer of, or been employed by, us. During 2002, neither Mr. Walters nor Mr. Vignes had any relationship requiring disclosure by us. Dr. Sheridan provided certain consulting services to us during 2002, for which we paid approximately $75,000, and may provide additional consulting services to us in the future. There is no interlock with respect to Mr. Walters, Dr. Sheridan and Mr. Vignes.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following report is submitted by the Compensation Committee of the Board of Directors pursuant to rules established by the SEC and provides certain information regarding compensation of OCA’s executive officers. The Compensation Committee is responsible for establishing and administering a general compensation policy and program for OCA. The Compensation Committee approves increases in directors’ fees and salaries of OCA’s executive officers. The Compensation Committee also possesses all of the powers of administration under all of OCA’s employee benefit plans, including stock option plans, retirement plans and stock purchase plans. The Compensation Committee is authorized to determine, subject to the provisions of OCA’s plans, the directors, officers and employees of OCA eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised.

Compensation Policies

      OCA’s executive compensation policies are designed to complement OCA’s business objectives by motivating and retaining quality members of senior management, by aligning management’s interests with those of OCA’s stockholders and by linking total compensation to OCA’s performance. OCA’s executive compensation policies generally consist of equity-based long-term incentives, short-term incentives and competitive base salaries. The Compensation Committee will continue to monitor the performance of OCA and its executive officers in reassessing executive compensation.

      During 2001, OCA retained the services of an independent consultant to assist OCA in developing a comprehensive executive compensation policy and to provide recommendations to the Compensation Committee on compensation of OCA’s executive officers. The consultant conducted a review of OCA’s executive compensation and presented a report to the Compensation Committee assessing the effectiveness of OCA’s executive compensation policies and providing a comparison of base salaries and long-term incentives paid to executive officers of 11 comparable publicly-traded companies. The consultant generally recommended that OCA adjust the base salaries of its executive officers to reflect competitive market practices, tie annual incentive amounts to certain performance criteria and establish long term incentives that align financial interests of the executives with increases in value to OCA’s stockholders.

Base Salary

      The Compensation Committee reviews the base salaries of OCA’s executive officers on an annual basis. Base salaries are determined based upon a subjective assessment of the nature and responsibilities of the position involved, the performance of the particular officer and of OCA, the officer’s experience and tenure with OCA and base salaries paid to persons in similar positions with companies comparable to OCA. The base salaries paid to Bartholomew F. Palmisano, Sr. and Thomas J. Sandeman are subject to the terms of their respective employment agreements with OCA. Based on a subjective evaluation of their respective performance and OCA’s performance, Bartholomew F. Palmisano, Sr.’s base salary was $230,000 per year during 2002, Bartholomew F. Palmisano, Jr.’s base salary was $200,000 per year during 2002, Dr. Dennis J.L. Buchman’s base salary was $135,000 per year during 2002, Thomas J. Sandeman’s base salary was $180,000 per year during 2002 and John C. Glover’s base salary was $200,000 per year during 2002.

Annual Bonus

      The Compensation Committee may also authorize annual cash bonuses to reward executive officers for individual achievements. The employment agreement with Bartholomew F. Palmisano, Sr. provides for annual bonuses in the discretion of the Compensation Committee. Bartholomew F. Palmisano, Sr., Bartholomew F. Palmisano, Jr., Thomas J. Sandeman and Dr. Dennis J.L. Buchman were not granted a cash bonus for 2002. John C. Glover was granted a cash bonus of $45,000 for 2002.

Long-Term Incentives

      OCA’s long-term compensation strategy is focused on the grant of stock options under OCA’s Incentive Plan, which the Compensation Committee believes rewards executive officers for their efforts in improving long-term performance of the Common Stock and creating value for OCA’s stockholders, and aligns the financial interests of management with those of OCA’s stockholders.

      During 2002, Bartholomew F. Palmisano, Sr., Thomas J. Sandeman, Dr. Dennis J.L. Buchman and John C. Glover were granted options to purchase 96,365 shares, 18,692 shares, 20,449 shares and 10,000 shares of OCA’s Common Stock, respectively, under the Incentive Plan. Bartholomew F. Palmisano, Jr. was not granted any options to purchase shares of OCA’s Common Stock under the Incentive Plan during 2002.

Tax Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction by a publicly-held company for compensation in excess of $1,000,000 paid to the company’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Some of OCA’s compensation arrangements qualify as performance-based compensation. The Compensation Committee considers the deductibility of compensation under Section 162(m) when structuring the compensation of OCA’s executive officers.

Chief Executive Officer Compensation for 2002

      The compensation during 2002 of Bartholomew F. Palmisano, Sr., who served as OCA’s Chairman of the Board, President and Chief Executive Officer for 2002, was subject to the terms of his employment agreement with OCA. Mr. Palmisano’s base salary was $230,000 per year during 2002. During 2002, Mr. Palmisano was granted options to purchase 96,365 shares of OCA’s Common Stock under the Incentive Plan. During 2002, Mr. Palmisano did not receive a cash bonus.

COMPENSATION COMMITTEE

Edward J. Walters, Jr., Chairman
John J. Sheridan, D.D.S., M.S.D.
David W. Vignes

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors of OCA consists of three directors, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange. The Audit Committee held four meetings in 2002. These meetings facilitated communication with senior management and OCA’s independent auditors. During 2002, the Audit Committee held discussions with the independent auditors, both with and without management present, on the results of their examinations and the overall quality of OCA’s financial reporting and internal controls.

      The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by OCA’s Board of Directors, a copy of which is attached as Appendix C to this Proxy Statement. In fulfilling its responsibilities, the Audit Committee:

•	Reviewed and discussed with management OCA’s audited financial statements for the year ended December 31, 2002 and OCA’s unaudited quarterly consolidated financial statements during 2002 (including the disclosures contained in OCA’s Annual Report on Form 10-K for the year ended December 31, 2002 and its Quarterly Reports on Form 10-Q during 2002 in the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations”);

•	Discussed with OCA’s independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, both with and without management present; and

•	Received the written disclosures and the letter from Ernst & Young LLP regarding Ernst & Young LLP’s independence as required by Independence Standards Board Standard No. 1, and discussed with Ernst & Young LLP their independence.

      Based on the Audit Committee’s review of OCA’s audited financial statements for the year ended December 31, 2002 and its discussions with management and Ernst & Young LLP as described above and in reliance thereon, the Audit Committee recommended to OCA’s Board of Directors that OCA’s audited financial statements for the year ended December 31, 2002 be included in OCA’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Ashton J. Ryan, Jr., Chairman
David W. Vignes
Edward J. Walters, Jr.

AUDIT COMMITTEE FINANCIAL EXPERTS

      The Board of Directors has determined that each of Ashton J. Ryan, Jr. and David W. Vignes, who serve on the Audit Committee, is an “audit committee financial expert” as defined in rules promulgated by the Securities and Exchange Commission and is “independent” as defined by the listing standards of the New York Stock Exchange.

COMPARATIVE PERFORMANCE GRAPH

      The following line graph compares the yearly percentage change in cumulative total stockholder return on our Common Stock with (1) the performance of the S&P 500 Index, a broad equity market indicator, and (2) the performance of the Media General Financial Services Specialized Health Services Index, a published industry index. The line graph assumes the investment of $100 on December 31, 1996 and the reinvestment of all dividends.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

Symbol	Total Returns Index for:	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

#	ORTHODONTIC CENTERS OF AMERICA, INC	100.00	116.92	71.80	187.97	183.46	65.62
#	SPECIALIZED HEALTH SERVICES	100.00	69.37	38.02	75.12	81.04	66.95
#	S&P 500 INDEX	100.00	128.58	155.64	141.46	124.65	97.10

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with our 1997 Key Employee Stock Purchase Plan, we financed the purchase price for each employee who purchased shares of our Common Stock pursuant to the plan. Among those employees participating in the plan was Bartholomew F. Palmisano, Jr., our Chief Operating Officer. The loan to Mr. Palmisano was evidenced by a promissory note, was a full recourse obligation of Mr. Palmisano secured by all of the shares of our Common Stock that he acquired in connection with the loan, and bore interest at 6.01% per annum. Mr. Palmisano purchased 15,211 shares of our Common Stock under the plan for a total purchase price of $269,996. Mr. Palmisano repaid all of the outstanding principal and accrued interest under this loan, which totaled $345,826, on November 1, 2002. Mr. Palmisano is the son of Bartholomew F. Palmisano, Sr., our Chairman, President and Chief Executive Officer.

      Bartholomew F. Palmisano, Sr., our Chairman of the Board, President and Chief Executive Officer, owns all of the membership interests in BFP Charters, LLC. BFP Charters, LLC owns an aircraft that was primarily used during 2002 for business related travel by Mr. Palmisano and other OCA personnel. In exchange for the use of the aircraft, we paid approximately $460,000 during 2002 for the operating costs of the aircraft, including the costs of pilots, fuel, maintenance and insurance.

      Dr. Jack P. Devereux, Jr., one of our directors, and his wholly-owned professional corporation are parties to a service agreement, dated as of October 1, 1996, with Orthodontic Centers of Louisiana, Inc., a subsidiary of OCA, pursuant to which OCA’s subsidiary provides Dr. Devereux and his professional corporation with a comprehensive range of business services in exchange for a monthly service fee. The term of the service agreement expires on October 1, 2036. OCA’s subsidiary was paid a total of approximately $507,000 in service fees in 2002 under this service agreement.

      Dr. Hector M. Bush, one of our directors, and his wholly-owned professional corporation are parties to a service agreement, dated as of September 1, 1994, with Orthodontic Centers of Georgia, Inc., a subsidiary of OCA, pursuant to which OCA’s subsidiary provides Dr. Bush and his professional corporation with a comprehensive range of business services in exchange for a monthly service fee. The term of the service agreement expires on September 1, 2014. OCA’s subsidiary was paid a total of approximately $721,000 in service fees in 2002 under this service agreement.

      McGuireWoods LLP, a law firm of which W. Dennis Summers, one of our directors, is a partner, was paid approximately $187,000 for certain legal services rendered on our behalf during 2002. The firm may provide additional legal services to us in the future.

      Dr. John J. Sheridan, one of our directors, provided certain consulting services to us during 2002, for which we paid approximately $75,000, and may provide additional consulting services to us in the future.

      John C. Glover, our former Chief Financial Officer, borrowed $160,000 on a short-term and interest-free basis from us in September 2001, in connection with his relocation from our former executive offices in Ponte Vedra Beach, Florida to our executive offices in Metairie, Louisiana. Under the terms of a separation agreement between Mr. Glover and OCA dated October 9, 2002, $20,000 of this indebtedness is to be forgiven each fiscal quarter beginning December 31, 2002 and continuing through September 30, 2004 if Mr. Glover does not materially breach the terms of the separation agreement. In the case of a material breach by Mr. Glover, the remaining amount of indebtedness will become immediately due and payable, and will begin to bear interest at a rate per annum of 1.5% above the prime lending rate, with quarterly adjustments. At March 31, 2002, $120,000 of this indebtedness remained outstanding.

GENERAL INFORMATION

Stockholder Proposals for 2004 Annual Meeting

      Stockholder proposals intended to be presented at our 2004 annual meeting of stockholders must be received by us at our executive offices at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana 70002

not later than December 31, 2003 in order to be included in our proxy statement and proxy for that annual meeting.

Discretionary Authority

      As to any proposal(s) that a stockholder intends to present for consideration by stockholders at our 2004 annual meeting of stockholders other than by including the proposal(s) in our proxy statement, the individuals named as proxies on the proxy card for the 2004 annual meeting may exercise their discretionary authority in voting such proxies unless we receive notice of the matter(s) to be proposed not later than March 15, 2004. Even if proper notice is received on or prior to March 15, 2004, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority in voting such proxies with respect to such matter(s) by advising stockholders of the proposal(s) and how the proxies intend to exercise their discretion to vote on these matter(s), unless the stockholder making the proposal(s) solicits proxies with respect to the proposal(s) to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

Other Matters

      The Board of Directors is not aware of any business to be presented at the Annual Meeting other than that described in the accompanying Notice of Annual Meeting of Stockholders. If other matters do properly come before the Annual Meeting, it is intended that the persons named on the enclosed proxy card will vote on such matters in accordance with the recommendation of our Board of Directors.

Counting of Votes

      All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. Inspectors of election will be appointed to determine, among other things, the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast.” Abstentions will, however, have the effect of a vote “against” those matters that require a majority of the shares present or represented at the meeting and entitled to vote.

      Inspectors of election will treat shares referred to as “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Miscellaneous

      We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

      A copy of our 2002 Annual Report to Stockholders has been mailed to all stockholders entitled to notice of and to vote at the Annual Meeting.

Certain Matters Relating to Proxy Materials and Annual Reports

      The delivery rules regarding proxy statements and annual reports may be satisfied by delivering a single copy of a proxy statement and annual report to an address shared by two or more of our stockholders. This method of delivery is referred to as “householding.” Currently, we are not householding for registered stockholders, but brokers, dealers, banks or other entities which hold our Common Stock in “street name” for beneficial owners of our Common Stock and which distribute proxy statements and annual reports they receive to beneficial owners may be householding. Such brokers, dealers, banks or other entities may deliver only one proxy statement and annual report to certain multiple stockholders who share an address, unless we or such other distributor has received contrary instructions from one or more of those stockholders. We undertake to deliver promptly upon request to us a separate copy of the proxy statement and/or annual report to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold shares of our Common Stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please call (504) 834-4392 or send a written request to:

Investor Relations

Orthodontic Centers of America, Inc.
3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana 70002

      Stockholders who hold our Common Stock through a broker, dealer, bank or other entity, who share an address and are receiving multiple copies of annual reports or proxy statements and who prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report, as requested, by contacting such broker, dealer, bank or other entity.

April 29, 2003

APPENDIX A

AMENDMENT OF

ORTHODONTIC CENTERS OF AMERICA, INC.
1994 INCENTIVE STOCK PLAN, AS AMENDED AND RESTATED

RECITALS:

      WHEREAS, on October 10, 1994, Orthodontic Centers of America, Inc. (the “Company”) established the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan (the “Plan”) through which the Company may award options to purchase shares of the common stock of the Company (“Stock”), and restricted shares of Stock, to directors, officers, employees and consultants of the Company and its affiliates;

      WHEREAS, the Plan was subsequently amended and restated effective April 10, 2002;

      WHEREAS, substantially all of the shares of Stock initially authorized for issuance under the Plan have been issued or are subject to options granted and outstanding under the Plan, and the Company desires to continue to utilize the Plan to provide meaningful performance incentives to directors, officers, employees and consultants of the Company and its affiliates;

      WHEREAS, the Company deems it appropriate and desirable to amend the Plan to, among other things, authorize an additional 1,000,000 shares of Stock for issuance under the Plan pursuant to awards and permit the Compensation Committee of the Company’s Board of Directors to delegate certain authority to the chief executive officer of the Company to grant stock and stock option awards under the Plan to certain employees of the Company; and

      WHEREAS, Section 10.6 of the Plan authorizes the Board of Directors of the Company to amend the Plan, subject to stockholder approval in certain circumstances, and the Company intends to seek stockholder approval of this amendment to the Plan;

      NOW, THEREFORE, pursuant to resolutions adopted by the Board of Directors of the Company, the Plan is hereby amended as described herein, effective as of the date the stockholders of the Company approve this Amendment:

      1.     Authority of Committee and Chief Executive Officer to Grant Awards. Section 3.2 of the Plan is amended and restated as follows:

3.2 Authority to Grant Awards.

(a) The Committee shall have authority to grant Awards upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option.

(b) In addition, the Committee may from time to time by written authorization delegate authority to the chief executive officer of the Company to grant Options to one or more officers, employees, consultants or advisors of the Company (other than directors or executive officers of the Company or its Affiliates or officers thereof subject to the reporting requirements under Section 16(a) of the Exchange Act) selected by the chief executive officer, in such individual amount of Options as the chief executive officer deems appropriate, in each case subject to and consistent with this Plan; provided, that each such written authorization by the Committee shall specify the maximum aggregate number of shares of Stock to which such Options may be so granted by the chief executive officer, the vesting schedule for each such Option and the exercise price for each such Option (or the formula or method for determining such exercise price).

      2.     Increase In Maximum Number of Shares. Section 5.2 of the Plan is amended and restated as follows:

5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is increased by 1,000,000 shares to a total of 4,400,000 shares of Stock,

subject to increases and adjustments as provided in Article VIII. However, no more than 500,000 of those shares may be used for purposes of issuing Restricted Stock or made subject to Options with an exercise price lower than Fair Market Value on the date of grant.

      3.     Payment For Shares. Section 7.2 of the Plan is amended and restated as follows:

7.2 Payment. Except as otherwise provided by the Agreement, payment of the Option price shall be made in cash, actual or constructive delivery of Stock that was acquired at least six months prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof; provided, however, that a form of payment other than cash is only acceptable to the extent that the same is expressly approved in writing by the Committee. Payment of the exercise price shall include amounts required for tax withholdings, as described in Section 7.3, in cash, unless the Committee consents to alternate arrangements for withholdings.

      4.     No Other Changes. Except as set forth in this Amendment, the terms and conditions of the Plan shall remain in place and shall not be altered or amended, except by any further amendment to the Plan made in accordance with the terms of the Plan.

      5.     Headings. Headings to sections hereof are used solely as a convenience to facilitate reference.

      6.     Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under this Amendment, to the extent that federal law does not apply.

      IN WITNESS WHEREOF, the undersigned officer has executed this Amendment to the Plan on this 18th day of April, 2003, but to be effective on the date that it was approved by the stockholders of the Company.

ORTHODONTIC CENTERS OF AMERICA, INC.

By:	/s/ Bartholomew F. Palmisano, Sr.

Bartholomew F. Palmisano, Sr.
Chairman of the Board, President and Chief Executive Officer

APPENDIX B

ORTHODONTIC CENTERS OF AMERICA, INC.

1994 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS,
AS AMENDED AND RESTATED

PREAMBLE

      WHEREAS, Orthodontic Centers of America, Inc. (the “Company”) has heretofore adopted and maintained the Company’s 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the “Plan”) that awards options to purchase shares of the common stock of the Company to its directors who are not employed by the Company or its affiliates;

      WHEREAS, the Company desires to amend and restate the Plan as provided herein; and

      WHEREAS, the Company intends that this Plan and Options granted hereunder will conform to the requirements for exemption set forth under Securities and Exchange Commission Rule 16b-3 under the Securities Exchange Act of 1934, as amended;

      NOW, THEREFORE, pursuant to resolutions adopted by the Board of Directors of the Company, the Company hereby amends and restates the Plan as provided herein, effective as of the date that the stockholders of the Company approve this amendment and restatement of the Plan.

ARTICLE I. DEFINITIONS

      1.1     Affiliate. A corporate parent, corporate subsidiary, limited liability company, partnership or other business entity that is wholly-owned or controlled by, or that controls, the Company.

      1.2     Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Option granted to such Participant.

      1.3     Board. The board of directors of the Company.

      1.4     Code. The Internal Revenue Code of 1986, as amended.

      1.5     Committee. A committee that is designated by the Board to serve as the administrator of the Plan. The Committee shall be composed of at least two individuals (or such number that satisfies Rule 16b-3 under the Exchange Act) who are members of the Board and are not employees of the Company or an Affiliate, and who are designated by the Board as the “Compensation Committee” or are otherwise designated to administer the Plan. In the absence of a designation of a Committee by the Board, the Board shall be the Committee.

      1.6     Company. Orthodontic Centers of America, Inc. and its successors.

      1.7     Exchange Act. The Securities Exchange Act of 1934, as amended.

      1.8     Fair Market Value. On any given date, Fair Market Value shall be determined by the applicable method described below:

(a) If the Stock is traded on a trading exchange (e.g., the New York Stock Exchange) or is reported on the Nasdaq National Market System or another Nasdaq Stock Market automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be determined by reference to the price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined (unless, where appropriate, the Committee determines in good faith the Fair Market Value of the Stock to be otherwise).

(b) If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee.

      1.9     Grant Date. The date on which an Option is awarded under this Plan.

      1.10     Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement.

      1.11     Option Period. The period described in Sections 4.4 and 4.5 during which an Option may be exercised.

      1.12     Participant. A member of the Board who is not employed by the Company or an Affiliate on a Grant Date.

      1.13     Plan. The Orthodontic Centers of America, Inc. 1994 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended and restated.

      1.14     Stock. The common stock of the Company or any successor security.

ARTICLE II. PURPOSE OF PLAN

      The purpose of the Plan is to provide an incentive to enable the Company to attract and retain the services of experienced and highly-qualified individuals as directors of the Company, and to encourage stock ownership by such directors so that their interests are aligned with the interests of the Company and its stockholders. It is intended that Participants may acquire or increase their proprietary interests in the Company and be encouraged to remain in the directorship of the Company. The proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE III. ADMINISTRATION

      3.1     Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

(a) Interpret all provisions of this Plan;

(b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;

(c) Make amendments to all Agreements;

(d) Adopt, amend and rescind rules for Plan administration; and

(e) Make all determinations it deems advisable for the administration of this Plan.

      3.2     Regulatory Compliance. Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may restrict, limit or condition the use of any provision of the Plan in order to ensure compliance with Section 16(b) of the Exchange Act and with all other rules and regulations referenced in Article IX hereof.

ARTICLE IV. OPTION GRANTS

      4.1     Automatic Grants. On the date of each annual meeting of the stockholders of the Company occurring after 2003 during the term hereof, each Participant as of the time immediately following such annual meeting shall be granted automatically an Option to purchase 3,717 shares of Stock; provided, that such grant shall be made only to Participants who are elected to the Board at such annual meeting of stockholders or whose term as a director of the Company otherwise continues through and following such annual meeting. If, on any Grant Date during the term of the Plan, there are not sufficient shares of Stock that remain available pursuant to Section 5.2 to provide this automatic grant on such date, then the number of shares that can be purchased under the Option that is granted on that date shall be determined on a pro rata basis by dividing the number of shares of Stock which remain available pursuant to Section 5.2 by the number of Participants who are eligible to receive an Option on such Grant Date, with fractional shares rounded down to the nearest number of whole shares. All references to numbers of shares in this Section are subject to adjustment in accordance with Article VIII.

      4.2     Discretionary Grants. The Committee may, from time to time, in its sole discretion, grant additional Options to Participants under this Plan to purchase such number of shares of Stock as is determined by the Committee (subject to the limits in Section 5.2 hereof).

      4.3     Exercise Price. The per-share exercise price for Stock covered by an Option shall be the Fair Market Value of Stock on the Grant Date of such Option.

      4.4     Option Period. The period within which each Option may be exercised shall be the ten year period that begins with the Grant Date of such Option (the “Option Period”). However, Options will expire sooner under the circumstances described in Section 4.5.

      4.5     Termination of Service, Death, Etc.

      (a) If the directorship of a Participant is terminated within the Option Period on account of fraud, dishonesty or other acts detrimental to the interests of the Company or any Affiliate, all Options held by such Participant and the right to exercise such Options shall automatically terminate and expire as of the date of termination of such directorship;

      (b) If a Participant dies prior to the expiration of an Option, the Option may be exercised, to the extent that the Participant was entitled to exercise it at the date of death, within one year after such date (if otherwise within the Option Period), by the executor or administrator of the estate of the Participant, or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance, at which time the right to exercise the Option shall expire; or

      (c) If the directorship of a Participant is terminated for any reason (other than the circumstances specified in paragraphs (a) and (b) of this Section 4.5), the Option may be exercised, to the extent the Participant was able to do so at the date of termination of the directorship, within three months after such termination (if otherwise within the Option Period). Thereafter, the Option shall terminate and cease to be exercisable.

      4.6     Exercise Period. Each Option shall be exercisable as to 25% of the shares of Stock subject to the Option beginning on the second anniversary of the Grant Date, as to 50% of such shares of Stock beginning on the third anniversary of the Grant Date, as to 75% of such shares of Stock beginning on the fourth anniversary of the Grant Date and in full beginning on the fifth anniversary of the Grant Date.

ARTICLE V. STOCK SUBJECT TO PLAN

      5.1     Source of Shares. Upon the exercise of an Option, the Company shall transfer to the Participant authorized but previously unissued Stock or shares of Stock that are held in treasury.

      5.2     Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to this Plan pursuant to the exercise of Options is 400,000 shares, subject to increases and adjustments as provided in Article VIII.

      5.3     Forfeitures. If any Option granted hereunder is forfeited, expires or terminates for any reason, in part or whole, the shares of Stock subject thereto which are not issued pursuant to that Option shall again be available for issuance of an Option under this Plan.

ARTICLE VI. OPTION HOLDER RIGHTS AND LIMITATIONS

      6.1     Transferability. Any Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that an Option may be transferable to the extent provided in an Agreement.

No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

      6.2     Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to Options prior to the exercise of such Option.

      6.3     Interruption of Service. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of service as a member of the Board for purposes of determining questions of forfeiture and exercise of an Option after termination.

ARTICLE VII. METHOD OF EXERCISE

      7.1     Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise.

      7.2     Payment. Except as otherwise provided by the Agreement, payment of the Option price shall be made in cash, actual or constructive delivery of Stock that was acquired at least six months prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof; provided, however, that a form of payment other than cash is only acceptable to the extent that the same is expressly approved by the Committee. Payment of the exercise price shall include amounts required for tax withholdings, as described in Section 7.3, in cash, unless the Committee consents to alternate arrangements for withholdings.

      7.3     Withholding Tax Requirements. Upon exercise of an Option, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares of Stock, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements, but only to the extent that the Company is required by law to withhold such amounts or that the Participant voluntarily elects for such withholding.

      7.4     Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder and remits the applicable exercise price and tax withholdings to the Company.

ARTICLE VIII. ADJUSTMENT UPON CORPORATE CHANGES

      8.1     Adjustments to Shares. The number and kind of shares of Stock with respect to which Awards hereunder may be granted (both overall and individual limitations) and which are the subject of outstanding Awards, and the maximum number and exercise price thereof, shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:

(a) the Company or an Affiliate effects one or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;

(b) the Company or an Affiliate engages in a transaction to which Section 424 of the Code applies; or

(c) there occurs any other event that in the judgment of the Committee necessitates such action;

provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Awards specified in Sections 4.5 and 5.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another person, or the sale of all or substantially all the Company’s assets to another person, shall be effected such that holders of Stock shall be entitled to receive stock, securities or other property (including, without limitation, cash) with respect to or in exchange for Stock, then each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified herein and in the Agreement governing such Option and in lieu of the shares of Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or other property (including, without limitation, cash) as would be issuable or payable in such reorganization, reclassification, consolidation, merger or sale with respect to or in exchange for a number of outstanding shares of Stock equal to the number of shares of Stock that would have been immediately theretofore so receivable with respect to such Option had such reorganization, reclassification, consolidation, merger or sale not taken place, subject to such adjustments as the Committee, in its sole discretion, shall determine to be appropriate.

      8.2     Substitution of Options. The Committee may grant Options in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes a director of the Company in connection with a transaction to which Section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Article V.

      8.3     No Adjustment upon Certain Transactions. Notwithstanding Sections 8.1 and 8.2 above, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

      8.4     Vesting of Options upon Change in Control. The provisions of this Section 8.4 shall apply to the extent that an Agreement does not otherwise expressly address the matters contained herein. If the Company experiences an event which results in a “Change in Control,” as defined in Section 8.4(a), then, whether or not the vesting requirements set forth in any Agreement have been satisfied, all Options that are outstanding at the time of the Change in Control shall become fully vested and exercisable immediately prior to the Change in Control event.

(a) For purposes hereof, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(i) Any merger, acquisition, consolidation, reorganization, liquidation or similar transaction in which the Company is not the survivor of the transaction, survives only as a subsidiary or is otherwise under the control of an acquiring person or entity;

(ii) An acquisition (other than directly from the Company) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act (“Beneficial Ownership”), of voting securities of the Company (the “Voting Securities”) by any person, individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (each, a “Person”), immediately following which such Person has Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, the acquisition of Beneficial Ownership of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of the voting power or the equity securities or equity interests is owned directly or indirectly by the Company (a “Control Subsidiary”), or (ii) the Company or any Control Subsidiary;

(iii) At any time during a period of two consecutive years or less, individuals who, at the beginning of such period, constitute the members of the Board, and any new directors of the Company whose election to such positions by the Board or whose nomination for election by the stockholders of the Company to such positions was approved by a vote of at least two-thirds of the directors then still in office who either were directors of the Company at the beginning of such period or whose election or nomination for election to such positions was previously so approved, cease for any reason (other than death, disability or voluntary resignation) to constitute a majority of the Board;

(iv) the sale or disposition of all or substantially all of the assets of the Company and its subsidiaries; or

(v) the approval by the stockholders of the Company of a dissolution of the Company.

(b) Notwithstanding the foregoing, a portion of the acceleration of vesting described in this Section shall not occur with respect to an Option to the extent such acceleration of vesting would cause the Participant or holder of such Option to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Option did not occur. This limitation shall not apply (i) to the extent that the Company, an Affiliate or the acquirer are obligated to indemnify the Participant or holder for such excise tax liability under an enforceable “golden parachute” indemnification agreement, or (ii) the stockholder approval described in Q&A 7 of Prop. Treas. Reg. § 1.280G-1 issued under Section 280G of the Code is obtained to permit the acceleration of vesting described in this Section (applied as if the stockholder approval date was the date of the Change in Control).

(c) Notwithstanding anything to the contrary contained herein, a change in ownership that occurs as a result of a public offering of the Company’s equity securities that is approved by the Board shall not alone constitute a Change in Control.

      8.5     Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. Any adjustments made pursuant to this Article will be made so that only the resulting number of whole shares of Stock represented by an Option will be issued hereunder. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased will be returned to the Participant in the form of cash.

ARTICLE IX. COMPLIANCE WITH LAW AND REGULATORY APPROVAL

      9.1     General. No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.

      9.2     Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.

ARTICLE X. GENERAL PROVISIONS

      10.1     Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

      10.2     Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

      10.3     Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

      10.4     Compliance with Section 16 of the Exchange Act. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or successor provisions) under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

      10.5     Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant’s consent; and provided, further, that the stockholders of the Company must approve any amendment that increases the number of shares of Stock in the aggregate which may be issued pursuant to Options granted under the Plan and such amendment must be approved coincident with or prior to the date Options are granted with respect to such shares.

      10.6     Effective Date of Amendment and Restatement of Plan. This amendment and restatement of the Plan shall be effective as of the date it is approved by the stockholders of the Company.

      IN WITNESS WHEREOF, the undersigned officer has executed this Plan on this the 18th day of April, 2003, but to be effective as of the date specified in Section 10.6.

ORTHODONTIC CENTERS OF AMERICA, INC.

By:	/s/ Bartholomew F. Palmisano, Sr.

Bartholomew F. Palmisano, Sr.
Chairman of the Board, President
and Chief Executive Officer

APPENDIX C

CHARTER

OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF
ORTHODONTIC CENTERS OF AMERICA, INC.

ARTICLE I.     OVERVIEW

Primary Functions of the Audit Committee

      The primary functions of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) of Orthodontic Centers of America, Inc. (“OCA”) are to:

(a)	Assist the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the integrity of OCA’s financial statements, (ii) compliance with legal and regulatory requirements, (iii) OCA’s independent auditors and their qualifications and independence and (iv) the performance of OCA’s internal audit function and independent auditors;

(b)	Select, engage, oversee, evaluate and determine the compensation of OCA’s independent auditors;

(c)	Prepare the Audit Committee report required to be included in OCA’s annual proxy statement; and

(d)	Carry out the other duties and responsibilities enumerated in Article IV of this Charter.

      The Audit Committee’s job is one of oversight and it recognizes that OCA’s management is responsible for preparing OCA’s financial statements and that OCA’s independent auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that management, including OCA’s accounting and financial reporting and controls staff, as well as OCA’s independent auditors, have more time, knowledge and more detailed information with respect to OCA than do Audit Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to OCA’s financial statements or any professional certification as to the outside auditor’s work.

Authority of the Audit Committee

      OCA’s independent auditors shall report directly to the Audit Committee. The Board of Directors and the Audit Committee are in place to represent OCA’s shareholders; accordingly, OCA’s independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

      The Audit Committee will have the authority to conduct any investigation appropriate to fulfilling its responsibilities contained in this Charter, and it will have the authority to communicate directly with OCA’s independent auditors as well as any employee of OCA.

      The Audit Committee will have the authority to engage and retain, at OCA’s expense, special or independent accounting, legal or other advisers, consultants or experts as the Audit Committee determines necessary to carry out its duties.

ARTICLE II.     COMPOSITION AND QUALIFICATIONS

Number of Members

      The Audit Committee shall be comprised of three or more members of the Board of Directors, as determined from time to time by the Board of Directors.

Independence Requirements

      Each member of the Audit Committee must be (1) a member of the Board of Directors and (2) Independent (as defined below).

For purposes of this Charter:

•	“Independent” means that the relevant person:

(a)	Has no relationship to OCA that may interfere with the exercise of his or her independence from management and OCA,

(b)	May not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other committee of the Board of Directors, directly or indirectly (as discussed below) accept any consulting, advisory or other compensatory fee from OCA,

(c)	May not be an Affiliated Person (as defined below) of OCA or of any of its subsidiaries, and

(d)	Otherwise meets and fulfills each of the standards and qualifications for an independent member of the Audit Committee as prescribed by the New York Stock Exchange.

•	“indirectly accept” includes acceptance of any consulting, advisory or compensatory fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the relevant person or by an entity in which such relevant person is a partner, member or principal or occupies a similar position and which provides accounting, consulting, legal, investment banking, financial or other advisory services or any similar services to OCA.

•	“Affiliated Person” means any person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled By, or is under Common Control With (all as defined below), OCA or any of its subsidiaries. A director, Executive Officer (as defined below), partner, member, principal or designee of an Affiliated Person will be deemed to be an Affiliated Person.

A person will be deemed not to be in Control of OCA or a subsidiary thereof for purposes hereof if the person is not:

(a)	The beneficial owner, directly or indirectly, of more than 10% of any class of equity securities thereof;

(b)	An Executive Officer thereof; and

(c)	A director thereof.

•	“Control” (including the terms “Controlling,” “Controlled By” and under “Common Control With”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

•	“Executive Officer” means, when used with reference to a company, corporation, entity or other person, its president, any vice president of it in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for it. Executive Officers of a subsidiary of any such person may be deemed Executive Officers of such person if they perform policy making functions for such person.

In addition, the following restrictions shall apply to each member of the Audit Committee:

•	Employees. A director who is an employee (including non-employee executive officers) of OCA or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of OCA, the director could serve on the Audit Committee after three years following the termination of the relationship between OCA and the former parent or predecessor.

•	Business Relationship. In making a determination regarding the independence of a director who has a business relationship with OCA, the Board of Directors should consider, among other things, the materiality of the relationship to OCA, to the director, and, if applicable, to the organization with which the director is affiliated. A “business relationship” can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with OCA, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the Board of Directors’ determination of Independence after three years following the termination of, as applicable, either (i) the relationship between the organization with which the director is affiliated and OCA, (ii) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (iii) the direct business relationship between the director and OCA.

•	Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of OCA’s executives serves on that corporation’s compensation committee may not serve on OCA’s Audit Committee.

•	Immediate Family. A director who is an Immediate Family Member (as defined below) of an individual who is an executive officer of OCA or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship. “Immediate Family Member” includes a person’s spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person’s home.

Financial Literacy Requirements

      Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors from time to time in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

Financial Expert Requirements

      At least one member of the Audit Committee must be an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”) pursuant to Section 407(a) of the Sarbanes-Oxley Act of 2002, as the Board of Directors interprets such qualification in its business judgment.

      Pursuant to Item 401(h) of Regulation S-K, an “audit committee financial expert” means a person who has the following attributes:

(a)	An understanding of generally accepted accounting principles and financial statements;

(b)	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by OCA’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(d)	An understanding of internal controls and procedures for financial reporting; and

(e)	An understanding of audit committee functions.

Such person shall have acquired such attributes through:

(a)	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(b)	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(c)	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(d)	Other relevant experience.

      The designation or identification of a person as an audit committee financial expert shall not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation or identification. The designation or identification of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

ARTICLE III.     MEETINGS

Meetings At Least Once Per Quarter

      The Audit Committee will meet at least once per calendar quarter and more frequently as the Audit Committee deems appropriate, advisable or desirable.

      Meetings of the Audit Committee may be called by the Chairman of the Audit Committee or two or more members of the Audit Committee.

      Unless the Board of Directors designates a Chairman of the Audit Committee, the Audit Committee shall designate such Chairman by a majority vote of the members of the Audit Committee.

Meetings With Independent Auditors and Management

      The Audit Committee should meet at least annually with OCA’s chief financial officer, and separately with OCA’s independent auditors, to discuss any matters that the Audit Committee or any of these persons believe should be discussed privately.

      In addition, the Audit Committee, or at least its Chairman, should communicate with OCA’s independent auditors and management quarterly to review OCA’s financial statements and significant findings consistent with Item 2 of Article IV below.

ARTICLE IV.     RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties, the Audit Committee will:

Preparation and Review of Reports and Documents

1.	Prior to filing of each of OCA’s Annual Reports on Form 10-K with the SEC, advise the Board of Directors as to whether the Audit Committee recommends that OCA’s audited annual financial statements be included in such Form 10-K.

      As the basis for that determination, the Audit Committee will:

(a)	Review and discuss with management OCA’s audited annual financial statements;

(b)	Discuss those matters communicated by OCA’s independent auditors to the Audit Committee as required by Statement on Auditing Standards No. 61 (“SAS 61”), as well as the results of the audit; and

(c)	Receive and review the written disclosures and the letter from the independent auditors regarding the auditors’ independence as required by Independent Standards Board Statement No. 1 (“ISBS 1”), as such may be modified or supplemented, and discuss with the independent auditors the auditors’ independence.

2.	Review any significant disagreements among management and the independent auditors in connection with the preparation of the annual audited financial statements. This review should also include discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments.

3.	Review the interim financial statements included in each of OCA’s Quarterly Reports on Form 10-Q. This review should include discussion with management and OCA’s independent auditors of any matters required to be discussed by Statement on Auditing Standards No. 71. The review should also include a review of any significant disagreements between management and the independent auditors in connection with the preparation of the interim financial statements. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4.	Annually prepare, in conjunction with OCA’s legal counsel, a report of the Audit Committee for inclusion in OCA’s annual proxy statement as required by the SEC.

        At a minimum, this report must state whether the Audit Committee:

(a)	Reviewed and discussed OCA’s audited annual financial statements with management;

(b)	Discussed with OCA’s independent auditors the matters required to be discussed by SAS 61;

(c)	Received from OCA’s independent auditors the written disclosures and letter regarding the auditors’ independence as required by ISBS 1 and discussed with OCA’s independent auditors the auditors’ independence; and

(d)	Based on the review and discussions noted above, whether the Audit Committee recommended to the Board of Directors that the audited financial statements be included in OCA’s Annual Report on Form 10-K for filing with the SEC.

5.	Cooperate with management, the Board of Directors and OCA’s legal counsel to ensure that a written filing is made with the New York Stock Exchange annually affirming each Audit Committee member’s independence and financial literacy, one member’s accounting or related financial management expertise and that the Audit Committee has performed its annual review and reassessment of the adequacy of this Charter.

6.	Review and reassess the adequacy of this Charter on at least an annual basis. If the Audit Committee determines that the Charter needs to be amended, it will submit its proposals for amendments to the Board of Directors for approval.

7.	Cooperate with management, the Board of Directors and OCA’s legal counsel to ensure that this Charter is filed with the SEC at least every three years as an appendix to OCA’s proxy statement for its annual meeting of stockholders in accordance with SEC rules and regulations.

8.	Cooperate with management, the Board of Directors and OCA’s legal counsel to ensure that OCA discloses in its proxy statement for its annual meeting of stockholders whether the Audit Committee members are “Independent” as defined in Article II of this Charter, and disclose certain information regarding any member of the Audit Committee who is not “Independent.”

Independent Auditors

9.	Annually select OCA’s independent auditors, and approve any proposed dismissal of the independent auditors when circumstances warrant. The Audit Committee has the ultimate authority and responsibility to select, oversee, evaluate and, where appropriate, replace the independent auditors, or to nominate the auditors to be submitted for shareholder approval. The independent auditors shall report directly to the Audit Committee.

10.	Consider the independence and effectiveness of the independent auditors.

11.	Determine and approve the fees and other compensation to be paid to the independent auditors.

12.	On an annual basis, (a) ensure the receipt of the report of the independent auditors to the Audit Committee as required under ISBS 1, (b) review and discuss with the independent auditors all significant relationships included in such report to determine if these relationships may impair the independent auditors’ independence and (c) in response to such report, review the independence and performance of the independent auditors.

13.	Consider whether the provision of any non-audit services by the independent auditors is compatible with maintaining the auditors’ independence.

14.	Confer with OCA’s independent auditors out of the presence of management about internal controls and the completeness and accuracy of OCA’s financial statements.

15.	Prior to the filing with the SEC of OCA’s Annual Report on Form 10-K, discuss certain matters with the independent auditors required to be communicated by the independent auditors to the Audit Committee in accordance with SAS 61, as well as the results of the audit of the financial statements included in such Annual Report.

Financial Reporting Process

16.	In consultation with OCA’s independent auditors and Chief Financial Officer, review the integrity of OCA’s financial reporting processes, both internal and external.

17.	Consider the judgments and recommendations of OCA’s independent auditors about the quality and appropriateness of OCA’s accounting principles as applied in OCA’s financial reporting.

18.	Consider and approve, if appropriate, significant changes to OCA’s auditing and accounting principles and practices as suggested by the independent auditors or management.

19.	Periodically review and discuss with management and the independent auditors OCA’s internal controls regarding finance, accounting and legal compliance.

Other Audit Committee Responsibilities

20.	Periodically assess this Charter and self-assess the Audit Committee’s performance and compliance with this Charter.

21.	Establish procedures for the:

(a)	Receipt, retention and treatment of complaints received by OCA regarding accounting, internal accounting controls or auditing matters; and

(b)	Confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.	Engage independent counsel and other advisers, as it determines necessary to carry out the Audit Committee’s duties.

23.	Perform other activities consistent with this Charter, OCA’s Restated Certificate of Incorporation and Bylaws and the Delaware Business Corporation Act, as the Audit Committee or the Board of Directors deems necessary or appropriate.

24.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

ARTICLE V.     FUNDING

      OCA shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation:

(a)	To any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for OCA; and

(b)	To any independent counsel and other advisers engaged by the Audit Committee, as it determines necessary to carry out its duties.

PROXY CARD ORTHODONTIC CENTERS OF AMERICA, INC. Proxy for Annual Meeting of Stockholders
P R O X Y
               The undersigned hereby appoints Bartholomew F. Palmisano, Sr. and Thomas J. Sandeman, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Orthodontic Centers of America, Inc. (the “Company”) to be held at the corporate offices of the Company at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana on Thursday, May 22, 2003, at 10:00 a.m. (Central Time), and at any adjournment thereof.

                 In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

                 This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the above named proxies will vote (1) FOR the election as Class III directors of the nominees named on this card, (2) FOR the amendment of the Company’s 1994 Incentive Stock Plan, (3) FOR the amendment and restatement of the Company’s 1994 Non-Qualified Stock Option Plan for Non-Employee Directors, (4) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2003 and (5) in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the Annual Meeting. If this proxy is executed in such manner as not to withhold authority to vote for the election of any nominee, it shall be deemed to grant such authority.

(Continued on reverse side)

FOLD AND DETACH HERE

ADMISSION TICKET

Orthodontic Centers of America, Inc.
Annual Meeting of Stockholders
May 22, 2003
10:00 a.m. (Central Time)
OCA Corporate Offices
3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana 70002

☒	Please mark your votes as in this example.	9537

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR PROPOSALS 2, 3 AND 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

	FOR all nominees*	WITHHOLD AUTHORITY for all nominees				FOR	AGAINST	ABSTAIN
1. Election of Class III Directors.	☐	☐	Nominees: 01 Bartholomew F. Palmisano, Sr 02 Hector M. Bush, D.M.D 03 Jack P. Devereux, Jr., D.D.S., M.S.	2.	Proposal to approve the amendment of the Company’s 1994 Incentive Stock Plan.	☐	☐	☐
* Except vote withheld from the following nominee(s), if any:
				3.	Proposal to approve the amendment and restatement of the Company’s 1994 Non-Qualified Stock Option Plan for Non-Employee Directors.	☐	☐	☐

				4.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2003.	☐	☐	☐

IMPORTANT: Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.

SIGNATURE(S)	DATE

FOLD AND DETACH HERE

Dear Stockholder:

Orthodontic Centers of America, Inc. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appears in this box must be used to access the system.

If you vote your shares electronically, your vote must be received by 11:59 p.m. (Eastern Time) on Wednesday, May 21, 2003, to be included in the final tabulation.

1.    TO VOTE OVER THE INTERNET

•	Log on to the Internet and go to the website http://www.eproxyvote.com/oca

2.    TO VOTE OVER THE TELEPHONE

•	On a touch-tone telephone, call toll free 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week; outside the U.S. call 1-201-536-8073.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.